UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  June 4, 2026

MYRIAD GENETICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26642	87-0494517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

322 North 2200 West
Salt Lake City, Utah 84116
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (801) 584-3600
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MYGN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As reported below in Item 5.07, Myriad Genetics, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”), at which the Company's stockholders approved an amendment to the Company's Amended and Restated 2012 Employee Stock Purchase Plan (the "Purchase Plan"), to increase the number of shares authorized for issuance under the Purchase Plan by an additional 4,000,000 shares. A summary of the material terms of the Purchase Plan is set forth in the Company's definitive proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on April 14, 2026 (the “Proxy Statement”). A copy of the Purchase Plan is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Additionally, at the Annual Meeting, the Company's stockholders approved the Company's 2026 Employee, Director and Consultant Equity Incentive Plan (the “2026 Plan”). The 2026 Plan provides for the issuance of 6,400,000 shares of Company common stock plus 2,063,567 shares of Company common stock that remained available for grant under the Company's 2017 Employee, Director and Consultant Equity Incentive Plan, as amended (the “2017 Plan”), as of the date of the Annual Meeting, and were rolled over and became available for issuance under the 2026 Plan, for a total of 8,463,567 shares. The share reserve under the 2026 Plan may also be increased by shares underlying awards granted under the 2017 Plan that are forfeited, expire, or are cancelled without the delivery of shares on or after the date of the Annual Meeting, up to a maximum of 8,659,575 shares. No future awards will be granted under the 2017 Plan.

A summary of the material terms of the 2026 Plan is set forth in the Proxy Statement. A copy of the 2026 Plan is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 5.07 Submission of Matters to a Vote of Security Holders

On June 4, 2026, the Company held its Annual Meeting. Of the 94,443,029 shares of Company common stock outstanding as of the record date of April 8, 2026, a quorum of 77,758,631 shares, or approximately 82.33% of the outstanding shares of Company common stock, was present via webcast or represented by proxy.

The following is a brief description of each matter submitted to a vote at the Annual Meeting, as well as the number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter.

Proposal No. 1: Election of Directors

	Votes	Votes	Votes	Broker
	For	Against	Abstained	Non-Votes
Paul M. Bisaro	61,842,900	637,156	23,264	15,255,311
Rashmi Kumar	60,399,633	2,071,375	32,312	15,255,311
Lee N. Newcomer, M.D	61,576,936	894,837	31,547	15,255,311

Each of Paul M. Bisaro, Rashmi Kumar, and Lee N. Newcomer, M.D. was elected to serve as a Class III director of the Company for a term expiring at the 2029 Annual Meeting of Stockholders, and until his or her successor is duly elected and qualified or until his or her earlier death, resignation, retirement or removal.

Proposal No. 2: Ratification of the Selection of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for the Year Ending December 31, 2026

Votes	Votes	Votes
For	Against	Abstained
76,302,595	1,391,172	64,864

The ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2026 was approved by stockholders.

Proposal No. 3: Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers, as Disclosed in the Proxy Statement

Votes	Votes	Votes	Broker
For	Against	Abstained	Non-Votes
59,356,710	3,098,966	47,644	15,255,311

The advisory vote to approve the compensation of the Company's named executive officers, as disclosed in the proxy statement, was approved by stockholders.

Proposal No. 4: Approval of the Proposed Amendment to the Amended and Restated 2012 Employee Stock Purchase Plan

Votes	Votes	Votes	Broker
For	Against	Abstained	Non-Votes
61,812,338	650,741	40,241	15,255,311

The stockholders voted to approve the proposed amendment to the Purchase Plan to increase the aggregate number of shares of common stock available for issuance under the Purchase Plan by an additional 4,000,000 shares.

Proposal No. 5: Approval of the Proposed 2026 Employee, Director and Consultant Equity Incentive Plan

Votes	Votes	Votes	Broker
For	Against	Abstained	Non-Votes
59,389,193	3,066,087	48,040	15,255,311

The stockholders voted to approve the 2026 Plan.

ITEM 9.01    Financial Statements and Exhibits.

Exhibit Number	Description

10.1+	Amended and Restated 2012 Employee Stock Purchase Plan, as amended.

10.2+	2026 Employee, Director and Consultant Equity Incentive Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

(+) Management contract or compensatory plan arrangement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYRIAD GENETICS, INC.

Date: June 4, 2026	By:	/s/ Benjamin R. Wheeler
Benjamin R. Wheeler
Chief Financial Officer